Exhibit 99.1

Addentax Group Corp. Enters Into US$1.3 Billion Term Sheet for Proposed Acquisition of Up to 12,000 Bitcoins

Shenzhen – July 2, 2025 – Addentax Group Corp. (Nasdaq: ATXG) (the “Company”) today announced that it has entered into a non-binding term sheet with a substantial and independent Bitcoin holder to acquire up to 12,000 Bitcoins, significantly increasing the potential acquisition size from the originally discussed 8,000 BTC as disclosed in the Company’s May 15, 2025 press release. Based on prevailing market prices, the proposed acquisition represents an aggregate market value of approximately US$1.3 billion. If completed, the transaction would be settled through the issuance of newly issued shares of the Company’s common stock.

This term sheet outlines the preliminary framework for the contemplated acquisition and remains subject to the negotiation and execution of a definitive agreement, the satisfactory completion of due diligence, and customary approvals. The final number of Bitcoins to be acquired, the number of shares to be issued, and the issuance terms (including pricing) will be determined through mutual agreement.

This development follows the Company’s announcement on May 15, 2025 regarding its discussions with multiple independent Bitcoin holders. The Company has now executed a non-binding term sheet with one of the substantial holders, who has expressed a willingness to sell up to 12,000 BTC in exchange for the Company’s shares of common stock. This increases the potential acquisition size from the originally discussed 8,000 BTC to 12,000 BTC.

The Company’s management has expressed a strong intention to allocate significant resources to its long-term Bitcoin investment strategy, aiming to capitalize on the current bullish momentum of Bitcoin given its global recognition and liquidity.

About Addentax Group Corp.

Addentax Group Corp. is an integrated service provider specializing in garment manufacturing, logistics services, and property management and subleasing. For more information about the Company, please visit the website: https://www.addentax.com/.

Caution Concerning Forward Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements in nature within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions are intended to identify such forward-looking statements. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to consider risk factors, including those described in the Company’s filings with the SEC, that may affect the Company’s future results. All forward-looking statements attributable to the Company and its subsidiaries or persons acting on their behalf are expressly qualified in their entirety by these risk factors. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. These forward-looking statements are based on information currently available to Addentax and its current plans or expectations and are subject to a number of known and unknown uncertainties, risks and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of Addentax’s Annual Report on Form 10-K for the year ended March 31, 2024. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Company Contact:

Public Relations Contact:

Addentax Group Corp.

Phone: + (86) 755 86961 405

xinyee.lee@zgyingxi.com

Investor Relations Contact:

Sherry Zheng

WAVECREST GROUP INC.

1-718-213-7386

sherry@wavecrestipo.com